1 Q4 2015 Earnings Call Exhibit 99.2

2 Disclaimer Forward - Looking Statements This presentation includes "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our future performance, our 2016 earnings guidance and related key assumptions, future profits from investments , our Heitman Joint Venture, including the potential, but not consummated, $75.0 million institutional co - investment in the Heitman Joint Venture, our proposed credit facility, our loan pipeline, our anticipated loan closings and future funding of existing loan commitments. The ultimate occurrence of events and results referenced in these forward - looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward - looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward - looking statements. There can be no assurance that Heitman will procure a $75.0 million institutional co - investment in the Heitman Joint Venture, that we will complete our proposed credit facility or that our expectations of the future performance of our investments or the Heitman Joint Venture will be achieved. There is the risk that we will fail to successfully negotiate term sheets and enter into definitive agreements with respect to prospective loan transactions included in the pipeline described above, as well as the possibility that loans we anticipate making in the future, for which we have signed term sheets, will not close. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in our Annual Report on Form 10 - K to be filed with the Securities and Exchange Commission (“SEC”) and our other filings with the SEC from time to time, which are accessible on the SEC’s website at www.sec.gov .

3 Capitalization » Joint Venture with Heitman Capital Management ▪ $122.2 million venture – 90% Heitman ($110 million assuming procurement of $75 million institutional co - investment currently in progress; $41.9 million if no co - investment is procured) and 10% JCAP ($12.2 million) ▪ Includes three existing JCAP assets (two in Miami and one in Fort Lauderdale) not yet under construction with aggregate committed principal of $41.9 million ▪ Preferential return of operating cash flow of 1% of aggregate committed principal (excluding three contributed investments) ▪ $100,000 per year administrative fee to JCAP (upon full deployment of capital) ▪ All other operating cash flows split 90/10 ▪ Additional promoted interest (in addition to 10% ownership distribution) on residual (non - operating) cash flows: 10% if IRR to Heitman exceeds 14%, 20% if IRR exceeds 17% and 30% if IRR exceeds 20% ▪ JCAP to manage the venture, subject to removal upon breach of contract or change in control » Proposed Credit Facility ▪ $60 million secured facility currently subject to executed term sheet with documentation and lender diligence in process – estimated closing end of March ▪ 65% advance rate on loan advances made by JCAP; put right on defaulted loans but otherwise limited recourse to JCAP ▪ Rate in high 4s

4 2015 Earnings and Financial Data » Revenues steadily increasing as capital is deployed ▪ Interest income of $1.7 million for nine months ended December 31 ▪ Permitting continued to delay projects in Miami MSA – Permits obtained in January 2016 (both projects will be transferred to the Heitman Joint Venture in 2016) ▪ For nine months ended December 31, 2015, loan origination fees included in funded principal were $1.7 million ▪ Under GAAP, loan fees amortized into interest income over life of loan – not immediately recognized » G&A stabilized in 4 th quarter as team was built out and integrated ▪ Total G&A of $4.7 million for nine months ended December 31; $1.9 million for Q4 ▪ Reimbursed expenses and direct expenses of $3.5 million for nine months and $1.5 million for Q4 ▪ Management fee of $1.2 million for nine months and $0.4 million for Q4 ▪ Includes $0.3 million and $0.1 million of non - cash stock - based compensation for nine months and Q4, respectively ▪ Includes $1.0 million and $0.3 million of professional fees for nine months and Q4, respectively – attributable to complexity of initial structuring of profits interests and migration to fair value accounting – total budget for 2016 is $0.8 million » Strong loan originations from standing start in April 2015 ▪ $175.7 million of loans were closed; $118.4 million development loans with 49.9% profits interests ▪ Approximately $600.0 million in pipeline at date of this release » Strong balance s heet ▪ $105.4 million total assets and no debt; Heitman Joint Venture and proposed credit facility provide adequate liquidity/funding for current commitments and additional 2016 transactions ▪ Approximately $20.5 million to $28.5 million of additional value in profits interests to be recognized over time through fair value accounting (including our anticipated share from the Heitman Joint Venture )

5 2016 Earnings Guidance » Revenues increasing as capital is deployed ▪ Interest income of $6.0 million to $6.5 million ▪ Income from Heitman Joint Venture of $1.2 million to $1.3 million ▪ Total income of $7.2 million to $7.8 million » Stabilized G&A spread across increasing assets ▪ Total G&A of $ 7.4 million to $7.6 million ▪ G&A, exclusive of stock - based compensation, of $ 6.5 million to $6.7 million ▪ Management fee stable at approximately $1.7 million » Fair value adjustments are expected to increase earnings and book value per share ▪ Estimated $ 20.5 million to $28.5 million of realizable value from profits interests on development deals (including our anticipated share from the Heitman Joint Venture) ▪ Estimated $5.0 to $7.0 million of fair value accretion in 2016 » Earnings per Share Estimates: ▪ Diluted earnings per share of $0.64 to $1.09 ▪ Adjusted earnings per share (EPS plus stock - based compensation) of $0.79 to $1.24 ▪ Adjusted cash earnings per share (Adjusted EPS less unrealized appreciation) of $(0.01) to $0.12

6 Non - GAAP Financial Measures and Reconciliations Non - GAAP Financial Measures Adjusted Earnings is a non - GAAP measure and is defined as net income plus stock - based compensation expense, and Adjusted Cash Earnings is a non - GAAP measure and is defined as Adjusted Earnings reduced by unrealized appreciation in fair value of investments. Management uses Adjusted Earnings and Adjusted Cash Earnings as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self - storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various non - cash items included in net income that do not relate to or are not indicative of its operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Cash Earnings may not be comparable to other key performance indicators reported by other REITs or real estate companies. 2016 Full Year Guidance Range or Value Diluted earnings per share of common stock $ 0.64 to $ 1.09 Plus: stock - based compensation 0.15 0.15 Adjusted Earnings per share of common stock $ 0.79 to $ 1.24 Less: unrealized appreciation in fair value of investments (0.80) (1.12) Adjusted Cash Earnings per share of common stock $ (0.01) to $ 0.12 RECONCILIATION OF ADJUSTED EARNINGS PER SHARE OF COMMON STOCK AND ADJUSTED CASH EARNINGS PER SHARE OF COMMON STOCK 2016 Guidance